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                                                                    EXHIBIT 8.1



                             KOREA THRUNET CO., LTD.

            LIST OF SIGNIFICANT SUBSIDIARIES AS OF DECEMBER 31, 2003


                                                        PERCENTAGE OF OWNERSHIP
                                     JURISDICTION OF    AND VOTING INTEREST HELD
         NAME                         INCORPORATION           BY THRUNET
         ----                         -------------     ------------------------
Ginam Broadcasting Comm.                  Korea                  24.36%
Korea.com Communications Co., Ltd.        Korea                  53.47%
TriGem Edunet, Inc.                       Korea                  27.59%
Multiplus Limited(1)                      Korea                    5%
ENS Securitization Limited(1)             Korea                    -

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(1)  The operations of Multiplus and ENS Securitization were included in our consolidated financial statements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" due to the fact that each of the transactions with Multiplus and ENS Securitization, our special purpose entities, did not qualify as a true sale, thus the operations of the special purpose entities were consolidated under US GAAP. See "Item 5 -- Operating and Financial Review and Prospects -- Off-Balance Sheet Arrangements".